Exhibit 4.1

SERVICE CORPORATION INTERNATIONAL
as Issuer

and

THE BANK OF NEW YORK
as Trustee

$300,000,000

SERIES A AND SERIES B

7% SENIOR NOTES DUE 2017

SECOND
SUPPLEMENTAL
INDENTURE

Dated as of June 15, 2005

-i-

Exhibit A

     SECOND SUPPLEMENTAL INDENTURE dated as of June 15, 2005 (this “Supplemental Indenture”) between Service Corporation International, a Texas corporation (the “Issuer”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H:

     WHEREAS, the Issuer has heretofore entered into a Senior Indenture, dated as of February 1, 1993 (the “Original Indenture”), with the Trustee, and a First Supplemental Indenture, dated as of April 14, 2004, with the Trustee (the “First Supplemental Indenture”);

     WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

     WHEREAS, under the Original Indenture, the form and terms of a new series of Securities may at any time be established by a supplemental indenture executed by the Issuer and the Trustee;

     WHEREAS, the Issuer proposes to create under the Indenture a new series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed;

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
ESTABLISHMENT OF NEW SERIES

     Section 1.01 Establishment of New Series.

     (a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Issuer’s 7% Senior Notes due 2017 (the “Notes”). The Notes shall be issued as either Series A Notes or Series B Notes, and any Notes may have such additional designation.

     (b) There are to be authenticated and delivered the aggregate maximum principal amount of $300,000,000 of the Series A Notes (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Original Indenture or this Section and Sections 3.01 and 3.02 of this Supplemental Indenture). Further, from time to time after the original issue date, Series B Notes may be authenticated and delivered in a principal amount equal to the principal amount of the Series A Notes exchanged therefor either pursuant to the Exchange Offer or otherwise in accordance with Section 3.02 hereof.

     (c) The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

     (d) Each Note shall be dated the date of authentication thereof and shall bear interest as provided in the form of Note in Exhibit A hereto. The date on which principal is payable on the Notes shall be as provided in the form of Note in Exhibit A hereto.

     (e) The record dates for the Notes and the manner of payment of principal and interest on the Notes shall be as provided in the form of Note in Exhibit A hereto. The Place of Payment shall be as designated in Section 3.2 of the Original Indenture.

     (f) The terms of Section 10.1(C) of the Original Indenture shall be applicable to the Notes. If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern, but solely with respect to the Notes.

ARTICLE II
DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 2.01 Definitions. For purposes of this Supplemental Indenture and the Notes, the following terms have the meanings indicated below. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture.

     “Additional Interest” means all additional interest owing on the Notes pursuant to a registration default under the Registration Rights Agreement.

     “Adjusted Consolidated Net Tangible Assets” means, at the time of determination, the aggregate amount of total assets included in the Issuer’s most recent quarterly or annual consolidated balance sheet prepared in accordance with generally accepted accounting principles, net of applicable reserves reflected in such balance sheet, after deducting the following amounts reflected in such balance sheet: (a) goodwill; (b) deferred charges and other assets; (c) preneed funeral receivables and trust investments; (d) preneed cemetery receivables and trust investments; (e) cemetery perpetual care trust investments; (f) current assets of discontinued operations; (g) non-current assets of discontinued operations; (h) other like intangibles; and (i) current liabilities (excluding, however, current maturities of long-term debt).

     “Attributable Indebtedness,” when used with respect to any sale and leaseback transaction (as contemplated by Section 3.7 of the Original Indenture), means, at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

     “Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (c) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Credit Facilities” means one or more debt facilities with banks or other institutional lenders providing for revolving credit or term loans or letters of credit.

     “Exchange Offer” means the offer by the Issuer to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     “Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc. and Raymond James & Associates, Inc.

     “Notes” has the meaning assigned to it in Section 1.01(a) hereof, and includes both the Series A Notes and the Series B Notes.

     “Optional Redemption Premium” has the meaning attributed thereto in Exhibit A hereto.

     “Perpetual Care Trust” means a trust established to provide perpetual care or maintenance for any cemetery, mausoleum or columbarium.

     “Pre-Need Trust” means a trust established to hold funds related to the purchase of funeral or cemetery goods or services on a pre-need basis.

     “Registration Rights Agreement” means the Registration Rights Agreement among the Issuer and the Initial Purchasers dated June 10, 2005 relating to the Series A Notes to be issued, as such agreement may be amended or modified from time to time.

     “Resale Restriction Termination Date” means the date which is two years after the later of the original issue date of a Note and the last date on which the Issuer or any of its Affiliates was the owner of such Note (or any predecessor thereof) or, in the case of Notes sold under Regulation S, until 40 days after the later of the commencement of the offering of the Series A Notes and such original issue date.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Series A Notes” means the Issuer’s 7% Series A Senior Notes due 2017 to be issued pursuant to this Supplemental Indenture.

     “Series B Notes” means the Issuer’s 7% Series B Senior Notes due 2017 to be issued pursuant to the Exchange Offer, or in another transaction pursuant to Section 3.02 hereof.

     “Subsidiary” means with respect to any Person: (a) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership, (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided, however, that no Pre-Need Trust or Perpetual Care Trust shall be deemed to be a Subsidiary for purposes of this Supplemental Indenture

     “Transfer Restricted Securities” means any Notes outstanding prior to the Resale Restriction Termination Date with respect to such Notes and which must bear the legend required under Section 3.02 hereof.

     Section 2.02 Other Definitions.

Defined Term	in Section
“IAIs”	3.01
“QIBs”	3.01
“Regulation S”	3.01
“Rule 144A”	3.01
“U.S. Persons”	3.01

ARTICLE III
THE NOTES

     Section 3.01 Form. The Notes shall be issued initially in the form of one or more Global Securities as Series A Notes, and the Series A Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes shall be dated the date of their authentication. The Series A Notes constituting Transfer Restricted Securities will be resold initially only to (a) Qualified Institutional Buyers (as such term is defined in Section 144A of the Securities Act) (“QIBs”) in reliance on Rule 144A of the Securities Act (“Rule 144A”) and (b) Persons other than U.S. Persons (as defined under Regulation S under the Securities Act (“Regulation S”)) (“U.S. Persons”) in reliance on Regulation S. Thereafter, the Series A Notes may be transferred to, among others, QIBs, purchasers in reliance upon Regulation S and institutional “accredited investors” (as defined in subparagraph (a)(1), (2), (3) or (7) of Rule 501 of the Securities Act (“IAIs”)) in accordance with the procedures set forth in Rule 501 of the Securities Act. Pursuant to the terms of the Registration Rights Agreement, upon consummation of the Exchange Offer contemplated thereby, the Series A Notes constituting Transfer Restricted Securities will be exchanged by the Holders for Series B Notes to be issued by the Issuer in accordance with Section 3.02 hereof. The Series B Notes shall be issued initially in the form of one or more Global Securities, and the Series B Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, but without the first paragraph of the legend appearing on the face thereof.

     Section 3.02 Transfer of Transfer Restricted Securities. Every Note that is a Transfer Restricted Security shall be subject to the restrictions on transfer provided in the legend appearing on the face thereof; provided that the restrictions imposed by the legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the Resale Restriction Termination Date . Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar, be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the restrictive legend. The Issuer shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act.

ARTICLE IV
REDEMPTION

     Section 4.01 Optional Redemption.

     (a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

     (b) To redeem the Notes, the Issuer must pay a redemption price in an amount determined in accordance with the provisions of the form of Note in Exhibit A hereto.

     (c) Any redemption pursuant to this Section 4.01 shall be made pursuant to the provisions of Sections 12.1 through 12.3 of the Original Indenture.

     Section 4.02 Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes and shall have no obligation to repurchase any Notes at the option of the Holders.

ARTICLE V
AMENDMENT OF ORIGINAL INDENTURE

     Section 5.01 Amendment of Article One of Original Indenture. The second paragraph of Section 1.1 of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the date of the supplemental indenture authorizing the issuance of the related Securities of such series.”

     Section 5.02 Amendment of Article Three of Original Indenture. Section 3.6 of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“The Issuer will not mortgage, pledge, encumber or subject to any lien or security interest, and no Subsidiary will mortgage, pledge, encumber or subject to any lien or security interest to secure any Indebtedness of the Issuer or any Indebtedness of any Subsidiary (other than Indebtedness owing to the Issuer or a wholly-owned Subsidiary) any assets, whether owned on March 31, 2005, or thereafter acquired, without effectively providing that the Securities shall thereby be secured equally and ratably with (or prior to) any other Indebtedness so secured, unless, after giving effect thereto, the aggregate outstanding amount of all such secured Indebtedness of the Issuer and its Subsidiaries (excluding secured Indebtedness existing as of March 31, 2005 and any extensions, renewals or refundings thereof that do not increase the principal amount of Indebtedness so extended, renewed or refunded and excluding secured Indebtedness incurred pursuant to subparagraphs (a), (b), (c), (d) and (e) below), together with all outstanding Attributable Indebtedness from sale and leaseback transactions described in Section 3.7(1) of this Indenture, would not exceed 10% of Adjusted Consolidated Net Tangible Assets of the Issuer and its Subsidiaries on the date such Indebtedness is so secured; provided, however, that nothing in this Section 3.6 shall prevent the Issuer or any Subsidiary:

(a) from acquiring and retaining property subject to mortgages, pledges, encumbrances, liens or security interests existing thereon at the date of acquisition thereof, or from creating within one year of such acquisition mortgages, pledges, encumbrances or liens upon property acquired by it after March 31, 2005, as security for purchase money obligations incurred by it in connection with the acquisition of such property, whether payable to the Person from whom such property is acquired or otherwise;

(b) from mortgaging, pledging, encumbering or subjecting to any lien or security interest Current Assets to secure Current Liabilities;

(c) from mortgaging, pledging, encumbering or subjecting to any lien or security interest property to secure Indebtedness under one or more Credit Facilities in an aggregate principal amount not to exceed $500 million;

(d) from extending, renewing or refunding any Indebtedness secured by a mortgage, pledge, encumbrance, lien or security interest on the same property theretofore subject thereto, provided that the principal amount of such Indebtedness so extended, renewed or refunded shall not be increased; or

(e) from securing the payment of workmen’s compensation or insurance premiums or from making good faith pledges or deposits in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure surety or appeal bonds, pledges or deposits in connection with contracts made with or at the request of the United States Government or any agency thereof, or pledges or deposits for similar purposes in the ordinary course of business.”

     Section 5.03 Amendment of Article Four of Original Indenture. Section 4.3 of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“Section 4.3 Reports by the Issuer. (a) Whether or not required by the Commission, so long as any Securities of any series are Outstanding, the Issuer will furnish to the Trustee and to any Holders of Securities of such series who so request, within 15 days of the time periods specified in the Commission’s rules and regulations:

     (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent accountants; and

     (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

(b) Whether or not required by the Commission, the Issuer will file a copy of all of the information and reports referred to in Sections 4.3(a)(i) and (ii) with the Commission for pubic availability within the time periods specified in the

Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

(c) For so long as any Securities of any series remain Outstanding, the Issuer will furnish to the Holders of Securities of such series and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) The Issuer will comply with the requirements of Section 314 of the Trust Indenture Act of 1939.

(e) The Issuer will furnish to the Trustee, not less than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture. For purposes of this subsection (e), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.”

     Section 5.04 Amendments of Article Five of Original Indenture.

     (a) Section 5.1(g) of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“(g) default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Issuer or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Subsidiary (other than Non-Recourse Indebtedness), whether such Indebtedness exists on the date hereof or shall hereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or any default in payment of such Indebtedness (after the expiration of any applicable grace periods and the presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness which has been so accelerated and with respect to which there has been such a default in payment shall exceed $10,000,000, without each such default and acceleration having been rescinded or annulled within a period of 30 days after there shall have been given to the Issuer by the Trustee by registered mail, or to the Issuer and the Trustee by the Holders of at least 25 percent in aggregate principal amount of the Securities of such series then Outstanding, a written notice specifying each such default and requiring the Issuer to cause each such default and acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or”

     (b) The first sentence of the first paragraph following Section 5.1(h) of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“If an Event of Default with respect to Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the unpaid principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series and the Optional Redemption Premium, if any, due thereon and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.”

     Section 5.05 Amendment of Article Eleven of Original Indenture. Article Eleven of the Original Indenture is hereby amended, but only with respect to the Notes, by the addition of the following new Section at the end thereof:

“Section 11.11 Usury. It is the intent of the parties in the execution and performance of the Securities of any series and the Indenture to contract in strict compliance with applicable usury laws from time to time in effect. The Issuer and the Trustee on behalf of the Holders stipulate and agree that none of the terms in the Securities of such series or the Indenture are intended or shall ever be construed to create a contract to pay interest in an amount in excess of the maximum nonusurious amount or at a rate in excess of the highest lawful rate. In the event any payment includes any such excess interest, the Issuer stipulates that such excess interest shall have been paid as a result of error on the part of the Trustee and the Issuer.”

ARTICLE VI
MISCELLANEOUS

     Section 6.01 Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.

     Section 6.02 Additional Interest. In relation to the Notes, all references to “interest” in the Original Indenture and in the Notes shall be deemed to include Additional Interest, if any, unless the context otherwise requires.

     Section 6.03 Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     Section 6.04 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

     Section 6.05 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     Section 6.06 Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer and not of the Trustee.

[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Indenture on the date first set forth above.

ISSUER:

SERVICE CORPORATION INTERNATIONAL

By:	/s/ Jeffrey E. Curtiss
Jeffrey E. Curtiss
Senior Vice President, Chief
Financial Officer and Treasurer

TRUSTEE:

THE BANK OF NEW YORK, as Trustee

By:	/s/ Van K. Brown
Name: Van K. Brown
Title: Vice President

Exhibit A

[FACE OF SECURITY]

     [THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION OR (C) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR IN THE CASE OF NOTES SOLD UNDER REGULATION S, UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE NOTES AND SUCH ORIGINAL ISSUE DATE, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U. S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS “UNITED STATES,” “OFFSHORE TRANSACTION” AND “U.S.

Exhibit A

PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]1

     [UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE NOTES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]2

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

No.	U.S. $
CUSIP

SERVICE CORPORATION INTERNATIONAL

7% Series [A][B] Senior Notes due 2017

     SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the “Issuer”), for value received, hereby promises to pay to ___or registered assigns, at the office or agency of the Issuer, the principal sum of $___U.S. dollars [or such greater or lesser amount as is indicated on the Schedule of Transfers and Exchanges of Interests in the Global Security attached hereto]4 on June 15, 2017 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest

[1]	To be included on Transfer Restricted Securities only.

[2]	To be included only if the Note is issued in global form.

[3]	To be included only if the Note is issued in global form.

[4]	To be included only if the Note is issued in global form.

Exhibit A

at an annual rate of 7.0% payable on June 15 and December 15 in each year, to the person or persons in whose name the Note is registered at the close of business on the record date for such interest which shall be the preceding June 1 or December 1 (whether or not such record date is a Business Day (as defined in the Indenture)), respectively, commencing December 15, 2005, with interest payable on December 15, 2005 consisting of interest accrued from June 15, 2005.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     The statements set forth in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof the Holder of this Note agrees to be subject to, and bound by, the terms and provisions set forth in each such legend, if any.

     This Note is issued in respect of an issue of an aggregate of U.S. $300,000,000 principal amount of 7% Senior Notes due 2017 of the Issuer and is governed by the Senior Indenture dated as of February 1, 1993 (the “Original Indenture”), duly executed and delivered by the Issuer to The Bank of New York, as Trustee, as supplemented by the Second Supplemental Indenture dated as of June 15, 2005 (the “Second Supplemental Indenture” and, together with the Original Indenture as supplemented by the Second Supplemental Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference. This Note shall in all respects be entitled to the same benefits as definitive Notes under the Indenture.

     If and to the extent that any provision of the Indenture limits, qualifies, or conflicts with any other provision of the Indenture which is required to be included in the Indenture by any of Sections 310 to 317, inclusive, or is deemed applicable to the Indenture by virtue of the provisions, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

     The Issuer hereby irrevocably undertakes to the Holder hereof to exchange this Note in accordance with the terms of the Indenture without charge.

     This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been mutually signed by the Trustee under the Indenture.

Exhibit A

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

SERVICE CORPORATION INTERNATIONAL

By:
Name: Title:
Corporate Seal

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: ___, 2005
THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

Exhibit A

[REVERSE SIDE OF SECURITY]

SERVICE CORPORATION INTERNATIONAL

7% Series [A][B] Senior Notes due 2017

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the 7% Senior Notes due 2017 of the Issuer, limited in aggregate principal amount to $300,000,000.

     If an Event of Default with respect to the Notes then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the unpaid principal amount of all the Notes and the Optional Redemption Premium, if any, due thereon and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. Notwithstanding the preceding sentence, however, if at any time after the unpaid principal amount of the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the Indenture, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Notes and the principal of any and all the Notes with shall have become due otherwise than by acceleration and the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all defaults under the Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on the Notes which shall become due by acceleration, shall have been cured or shall have been waived or provision deemed by the Trustee to be adequate shall have been made therefor – then in every such case the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences; but no such recession and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

     It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of 66-2/3% in aggregate principal amount then Outstanding of the Securities of such series may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities of such series. Any such consent or waiver by the Holder of this Note (unless revoked as

Exhibit A

provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of any series affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of any interest thereon, reduce or alter the method of computation of any amount payable on redemption thereof, change the coin or currency in which principal and interest are payable, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected.

     The Notes will be redeemable, in whole or in part, at the Issuer’s option at any time, upon at least 30 days’ and not more than 60 days’ notice to the Holders, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes, and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points (the greater of (1) and (2), the “Optional Redemption Premium”), plus in each case, accrued interest thereon to (but not including) the date of redemption.

     “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

Exhibit A

     “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     “Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

     “Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated (and its successors), J.P. Morgan Securities Inc. (and its successors) and any other nationally recognized investment banking firm that is a primary U.S. government securities dealer specified from time to time by the Issuer.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York time, on the third Business Day preceding the redemption date.

     No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, past, present or future stockholder, officer or director, as such of the Issuer or of any successor, either directly or through the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Security by the Holder and as part of the consideration for the issue of the Security.

     Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

     This Note shall be construed in accordance with and governed by the laws of the State of Texas.

Exhibit A

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Exhibit A

SCHEDULE OF TRANSFERS AND EXCHANGES OF INTERESTS
IN THE GLOBAL SECURITY5

     The following exchanges of a part of this Global Security for an interest in another Global Security, or exchanges of a part of another Global Security for an interest in this Global Security, have been made:

Principal Amount at
			Maturity	Signature of
	Amount of Decrease in	Amount of Increase in	of this Global Security	Authorized Officer
	Principal Amount	Principal Amount	Following such	of Trustee or
Date of Exchange	of this Global Security	of this Global Security	Decrease (or Increase)	Custodian

[5]	To be included only if the Note is issued in global form.

Exhibit A

ASSIGNMENT

     Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

__________________________________________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*/

[AFFIX MEDALLION SIGNATURE GUARANTEE]

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A

CERTIFICATE OF TRANSFER TO BE DELIVERED UPON REGISTRATION OF
TRANSFER OR EXCHANGE OF RESTRICTED NOTES6

To:	Service Corporation International
1929 Allen Parkway
Houston, Texas 77019

	Re:	7% Senior Notes due 2017 (CUSIP:___) (the “Notes”) of Service Corporation International (the “Company”).

This certificate of transfer relates to $_________________ principal amount of Notes beneficially owned by ____________________ (the “Transferor”) in (check applicable box):

     ☐ book-entry or   ☐ certificated form

     The Transferor has requested a Registrar or the Trustee of the Notes to exchange or register the transfer of such Notes.

     In connection with any transfer of any of the Notes prior to the Resale Restriction Termination Date (as defined in the Indenture for the Notes), the undersigned registered owner of this Security hereby certifies the Transferor is familiar with transfer restrictions relating to the Notes, and with respect to $________ principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer or exchange where the Notes deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐	A transfer of the Surrendered Notes is made to the Company; or

☐	The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act and is to a person whom the Transferor reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A) purchasing for its own account or the account of a Qualified Institutional Buyer and to whom notice has been given that such transfer of the Surrendered Notes is being made in reliance on Rule 144A; or

[6]	This certificate should only be included if this Security is a Restricted Security.

Exhibit A

☐	The transfer of the Surrendered Notes is to an institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and the Transferor further certifies that the transfer complies with the applicable transfer restrictions and the requirements of the exemptions claimed, which certification is supported by a certificate executed by the transferee in the form approved by the Issuer (which may be obtained from the Trustee); or

☐	The transfer of the Surrendered Notes is to a non-U.S. Person in an offshore transaction in accordance with Regulation S under the Securities Act;

and, in each case, that such transfer complies with all applicable securities laws of the States and the United States. Unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.
Date:

Signature(s)

                      (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory